UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“Company”) with a definitive proxy statement related to the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of June 29, 2025, by and among the Company, Worldwide Sports Group Holdings LLC, a Delaware limited liability company, WSG Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, and, solely for the purposes of Section 9.13 thereof, Worldwide Golf Group LLC, a Delaware limited liability company.

1. The following announcement was sent to employees of Big 5 Sporting Goods Corporation on June 30, 2025:

June 30, 2025

Dear Big 5 Associates,

We are delighted to share some exciting news that marks a significant milestone in our company’s journey. Founded in 1955, Big 5 has undergone various transitions over its 70-year history: from starting as a private company to becoming a subsidiary of a public company in 1971, returning to private status under a private equity firm in 1992, to operating as a public company for the last 23 years. Each transition has fostered growth for our business and our team. Today, we announce a new chapter in our evolution that I am confident will bring significant benefits.

Attached is a press release detailing a pivotal transaction in which Big 5 Sporting Goods Corporation has entered into a definitive merger agreement to be acquired by a partnership comprised of Worldwide Golf and Capitol Hill Group. Big 5 will remain an independent company within the Capitol Hill Group portfolio and will benefit from fresh capital and additional investments to help us navigate the current challenging macroeconomic environment and position us for renewed growth in the years ahead. We anticipate leveraging synergistic opportunities with the Worldwide Golf and Capitol Hill teams to enhance our merchandising and marketing capabilities, enabling us to better serve our valued customers.

Please refer to the press release for more details on Worldwide Golf and Capitol Hill Group. Note that the transaction is subject to certain closing conditions, including the approval of Big 5’s stockholders, and is expected to close in the second half of 2025, subject to the satisfaction of those conditions.

I want to express my appreciation to the entire Big 5 team. Together, we will turn the page to this exciting new chapter and continue to build on our legacy of excellence.

Best regards,

/s/ Steven G. Miller

Steven G. Miller

President and CEO

2. The following announcement was sent to vendors of Big 5 Sporting Goods Corporation on June 30, 2025:

June 30, 2025

Dear Valued Merchandise Vendors,

We are pleased to share some exciting news that marks a significant milestone in our company’s journey. Big 5 Sporting Goods Corporation has entered into a definitive merger agreement to be acquired by a partnership comprised of Worldwide Golf and Capitol Hill Group. This acquisition will provide our company with fresh capital and additional investments to help us navigate the current challenging macroeconomic environment and position us for renewed growth in the years ahead.

Worldwide Golf is a leading nationwide retailer of golf equipment, apparel, shoes and accessories, while Capitol Hill Group is a Bethesda, Maryland-based private investment firm with diversified holdings, including retail. This acquisition combines Capitol Hill Group’s financial resources with Worldwide Golf’s specialty retail expertise to provide Big 5 with the long-term capital and strategic support to re-energize growth and further build on its competitive position in the sporting goods retail sector across its western United States footprint. Big 5 will remain an independent company within the Capitol Hill Group portfolio and leverage the combined resources of the partnership.

As we move through the closing process, it will be business as usual. Looking forward, we anticipate working with the Capitol Hill and Worldwide team to leverage synergistic opportunities to enhance our merchandising and marketing capabilities, ultimately better serving our valued customers.

Please refer to the attached press release for more details on Worldwide Golf and Capitol Hill Group. Note that the transaction is subject to certain closing conditions, including the approval of Big 5’s stockholders, and is expected to close in the second half of 2025, subject to the satisfaction of those conditions.

We wish to express our appreciation to all our merchandise vendors for your support and partnership. We look forward to building on our past success and growing our relationship in the future.

Best regards,

/s/ Steven G. Miller	/s/ Boyd O. Clark
Steven G. Miller	Boyd O. Clark
President & CEO	EVP, Chief Merchandising Officer

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Big 5 Sporting Goods Corporation (“Big 5”) and the expected timing thereof. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on Big 5, Worldwide Golf and Capitol Hill Group’s management’s current expectations, estimates, projections, beliefs and assumptions made by Big 5, Worldwide Golf and Capitol Hill Group, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Big 5, Worldwide Golf and Capitol Hill Group’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all or that the approval of Big 5’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for Big 5 will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Big 5 to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the merger on Big 5, Worldwide Golf or Capitol Hill Group’s ability to retain and hire key personnel, or their respective operating results and business generally; (vii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (viii) the merger may result in diversion of Big 5, Worldwide Golf or Capitol Hill Group’s management’s time and attention to issues relating to the merger; (ix) there may be significant transaction costs in connection with the merger; (x) legal proceedings or regulatory actions may be instituted against Big 5, Worldwide Golf or Capitol Hill Group following the announcement of the merger, which may have an unfavorable outcome; (xi) Big 5’s stock price may decline significantly if the merger is not consummated; (xii) the ability of Worldwide Golf and Capitol Hill Group to integrate and implement their respective plans, forecasts and other expectations with respect to Big 5’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; (xiii) Big 5, Worldwide Golf and Capitol Hill Group’s ability to implement their respective business strategies; (xiv) the risks related to Worldwide Golf and Capitol Hill Group’s financing of the proposed transaction; and (xv) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Big 5, Worldwide Golf and Capitol Hill Group’s response to any of the aforementioned factors. In addition, a number of other important factors could cause Big 5’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Big 5’s Annual Report on Form 10-K for its fiscal year ended December 29, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Big 5, each as filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in Big 5’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement (as defined below) to be filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, Big 5 does not undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing Big 5’s views as of any date subsequent to the date of this communication.

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of Big 5. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. Big 5 expects to file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Big 5 stockholders, and other relevant documents in connection with the proposed merger. This document is not a substitute for the Proxy Statement or any other document which Big 5 may file with the SEC. Investors and securityholders of Big 5 are urged to read the Proxy Statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Big 5 with the SEC at the SEC’s website at www.sec.gov and at Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations.

Participants in the Solicitation

Big 5 and certain of its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding Big 5’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Big 5’s proxy statement for its 2025 annual meeting of stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 23, 2025, and will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). To the extent holdings of Big 5’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC. Investors and security holders may obtain free copies of these documents using the sources indicated above.